EXHIBIT 10.30
EXTERRAN EMPLOYEES’ SUPPLEMENTAL SAVINGS PLAN
(Amended and Restated Effective January 1, 2008)

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EXTERRAN EMPLOYEES’ SUPPLEMENTAL SAVINGS PLAN
(Amended and Restated Effective January 1, 2008)
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RECITALS:
          WHEREAS, Exterran, Inc. (the “Company”) maintains the Exterran, Inc. Exterran Employees’ Supplemental Savings Plan (the “Plan”) for the benefit of its eligible employees; and
          WHEREAS, in response to the enactment of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), effective as of January 1, 2005, the Company separated in operation all benefits earned and vested as of December 31, 2004 (“Grandfathered Benefits”) under the Plan from all Plan benefits earned or vested after December 31, 2004 (“409A Benefits”). At all times on and after January 1, 2005, the Grandfathered Benefits, along with the earnings thereto, have been (and continue to be) subject to the terms and provisions of the Plan as in effect on October 3, 2004, and no material modifications, within the meaning of Code Section 409A and the Treasury regulations and guidance thereunder, have been made (in form or operation) to the Plan with respect to such benefits; and
          WHEREAS, the Company desires to bifurcate the Plan such that (1) the Grandfathered Benefits, along with the earnings thereto, shall be maintained under and paid from a separate, frozen plan that is intended to be a “grandfathered” plan exempt from Code Section 409A (in the form of the Plan), and (2) the 409A Benefits, along with the earnings thereon, shall be transferred from the Plan into, and maintained under and paid from, a newly established and separate plan that is intended to comply with the requirements of Code Section 409A, which is the Exterran Deferred Compensation Plan, effective as of January 1, 2008; and
          WHEREAS, the Company desires for Exterran Holdings, Inc. (“Holdings”), the parent of the Company, to replace the Company as the sponsor of the Plan;
          NOW, THEREFORE, the Company hereby amends, restates, renames and continues the Plan with respect to the Grandfathered Benefits in the form of the Exterran Employees’ Supplemental Savings Plan, as set forth herein, effective as of January 1, 2008:

ARTICLE I: PURPOSE
     1.1 The purpose of the Plan is:
          (a) to provide a mechanism for certain employees of the Company to defer the portion of their Compensation that could not be deferred under the Savings Plan due to limitations imposed by the Code, including Code Sections 401(a)(17), 401(k)(8), 401(m) and 402(g) thereof, during the pre-2005 Plan Years; and
          (b) to provide a mechanism for the Company to make matching contributions for the benefit of such employees based upon the amount of their deferrals under this Plan for the pre-2005 Plan Years; and
          (c) to provide a mechanism for such employees to defer all or a portion of any incentive bonus to which they become entitled under the Universal Compression, Inc. Officers Bonus Plan (the “Bonus Plan”) during the pre-2005 Plan Years.
     1.2 This Plan is a frozen plan as of January 1, 2008, and is intended to be a “grandfathered” plan for purposes of Code Section 409A and the Treasury regulations and guidance issued thereunder. All benefits under this Plan were fully vested as of December 31, 2004, and thus all such benefits, along with all earnings, gains and losses attributable thereto, are exempt from Code Section 409A. No new Participants shall be eligible to participate in the Plan after December 31, 2007; no further benefits shall be earned or vested under this Plan (other than earnings, gains and losses on benefits earned and vested prior to January 1, 2005). Only benefits that are earned and vested as of December 31, 2004, along with all earnings thereon, shall be maintained and paid under this Plan. Effective as of January 1, 2008, all benefits under the Plan that were earned or vested after December 31, 2004, along with all earnings thereon, are separated and spun-off from the Plan into the Exterrran Deferred Compensation Plan, effective as of January 1, 2008 (the “Exterran Plan”), with such benefits to be maintained and distributed from, and in accordance with the terms of, the Exterran Plan.
ARTICLE II: DEFINITIONS
     The following capitalized terms shall have the following meanings. Except when otherwise indicated by the context, any masculine terminology used in the Plan shall also include the feminine; and the definition of any term herein in the singular shall also include the plural. All other capitalized terms shall have the meaning ascribed to them in the Savings Plan.
     2.1 The term “Account” shall mean a Participant’s Supplemental Salary Deferral Account and Matching Contribution Account.
     2.2 The term “Annual Bonus” means the bonus payable to the Participant pursuant to the Company’s annual bonus plan.
     2.3 The term “Bonus Deferral” shall have the meaning ascribed to it in Section 5.3 hereof.

     2.4 The term “Bonus Deferral Percentage” shall have the meaning ascribed to it in Section 3.3(e) hereof.
     2.5 The term “Business Day” shall mean any day during which the New York Stock Exchange is open to engage in stock transactions.
     2.6 The term “Code” shall mean the Internal Revenue Code of 1986, as amended.
     2.7 The term “Company” shall mean Exterran, Inc., or any successor thereto.
     2.8 The term “Compensation” shall have the same meaning as it has in the Savings Plan except that the limitations imposed by Section 401(a)(17) of the Code shall not apply.
     2.9 The term “Compensation Committee” shall mean the committee duly constituted by the Board of Directors of Holdings having the powers described in Article IX hereof.
     2.10 The term “Death Beneficiary” shall mean the recipient of any proceeds under the Plan in conjunction with the death of a Participant and shall be (i) the person or persons designated by the Participant on a form provided by the Compensation Committee, or (ii) in the absence of a beneficiary designation, the Participant’s estate.
     2.11 The term “Delegate” shall have the meaning ascribed to it in Section 9.1 hereof.
     2.12 The term “Distribution Date” shall mean the date referred to in Section 8.1 hereof.
     2.13 The term “Eligible Employee” shall have the meaning ascribed to it in Section 3.1 hereof.
     2.14 The term “Entry Date” shall mean the date referred to in Section 3.2 hereof.
     2.15 The term “Holdings” shall mean Exterran Holdings, Inc. or any successor thereto.
     2.16 The term “Matching Contribution” shall have the meaning ascribed to it in Section 5.2 hereof.
     2.17 The term “Matching Contribution Account” shall mean the unfunded bookkeeping entry established for each Participant in accordance with Section 4.1 hereof.
     2.18 The term “Matching 401(k) Contribution” refers to Matching 401(k) Contributions under the Savings Plan.
     2.19 The term “Matching Contribution Account” shall mean the unfunded bookkeeping entry established for each Participant in accordance with Section 4.1 hereof.
     2.20 The term “Participant” shall mean an Eligible Employee who satisfies the criteria set forth in Section 3.2 hereof.
     2.21 The term “Plan” shall mean the Exterran Employees’ Savings Supplemental Plan.

     2.22 The term “Plan Year” shall mean the calendar year.
     2.23 The term “Savings Plan” refers to the Universal Compression Holdings, Inc. 401(k) Retirement and Savings Plan, which was merged with and into the Exterran 401(k) Retirement Plan, effective January 1, 2008.
     2.24 The term “Selected Date” shall mean the date selected in a Supplemental Salary Deferral Agreement in accordance with Section 3.3(f) hereof.
     2.25 The term “Supplemental Salary Deferral” shall have the meaning ascribed to it in Section 5.1 hereof.
     2.26 The term “Supplemental Salary Deferral Account” shall mean the unfunded bookkeeping entry established for each Participant in accordance with Section 4.1 hereof.
     2.27 The term “Supplemental Salary Deferral Agreement” shall mean the agreement referred to in Section 3.3 hereof.
     2.28 The term “Supplemental Salary Deferral Percentage” shall have the meaning ascribed to it in Section 3.3(b) hereof.
     2.29 The term “Termination Date” shall mean the date the Participant terminates employment.
     2.30 The term “Valuation Date” shall mean the close of each Business Day of each month of each Plan Year.
ARTICLE III: ELIGIBILITY AND PARTICIPATION
     3.1 Eligibility. The Plan was frozen effective December 31, 2007; no additional individuals shall be first eligible to commence participation in the Plan after such date. Prior thereto, every participant (as defined in the Savings Plan) in the Savings Plan who was an officer of the Company or who was designated by the Compensation Committee as eligible to participate in the Plan was eligible to participate in the Plan (an “Eligible Employee”).
     3.2 Participation. Each Eligible Employee became a Participant in the Plan as of his Entry Date. A Participant’s Entry Date was the first day of the Plan Year following the Participant’s execution and delivery to the Compensation Committee of a Supplemental Salary Deferral Agreement.
     3.3 Execution of Supplemental Salary Deferral Agreement.
          (a) Each Eligible Employee participating in the Plan executed a Supplemental Salary Deferral Agreement prior to the beginning of the Plan Year to which the agreement related (except that, with respect to the first year an employee of the Company became an Eligible Employee, he may have executed a Supplemental Salary Deferral Agreement not later than 30 days after becoming an Eligible Employee; in such case, the Supplemental Salary Deferral Agreement only applied to Compensation for services performed subsequent to execution of such agreement). Notwithstanding the foregoing provisions of this Section 3.3(a), a separate Supplemental Salary Deferral Agreement may have been executed not later than the date specified by the Committee, which shall not be later than 6 months before the end of the performance period with respect to performance-based compensation which is based on a performance period of at least 12 months.
          (b) Each Eligible Employee executing a Supplemental Salary Deferral Agreement elected in such agreement to defer a percentage of his Compensation (the “Supplemental Salary Deferral Percentage”) in a whole percentage amount of not less than two percent (2%) and not more than twenty-five percent (25%) of such Compensation.
          (c) Each Eligible Employee executing a Supplemental Salary Deferral Agreement may have elected, but was not required to elect, to defer an additional amount of his Compensation equal to the portion of such Participant’s deferral under the Savings Plan, plus any earnings on such deferral, that was returned to the Participant pursuant to Section 401(k)(8) of the Code.
          (d) Each Eligible Employee executing a Supplemental Salary Deferral Agreement may have elected, but was not required to elect, to defer an additional amount of his Compensation equal to the portion of such Participant’s Matching 401(k) Contribution, plus any earnings thereon, that was distributed to such Participant as a result of Sections 401(k)(8) or 401(m) of the Code.
          (e) Each Eligible Employee executing a Supplemental Salary Deferral Agreement may have elected, but was not required to elect, to defer a percentage of his Annual Bonus (the “Bonus Deferral Percentage”) in a percentage amount of twenty five percent (25%), fifty percent (50%), seventy five percent (75%) or one hundred percent (100%) of such Annual Bonus.
          (f) Each Eligible Employee executing a Supplemental Salary Deferral Agreement may also have elected, but was not required to elect, to specify a date (the “Selected Date”) on or beginning as of which the Participant shall be entitled to receive or to begin receiving distributions from the Plan of amounts credited to the Participant’s Account attributable to the amounts deferred pursuant to such Supplemental Salary Deferral Agreement. The Selected Date shall be a Valuation Date that is no sooner than three years from the beginning of the Plan Year to which such Supplemental Salary Deferral Agreement relates. If a Participant did not elect to specify a Selected Date in his Supplemental Salary Deferral Agreement, distributions from the Plan with respect to such Participant shall be on or shall begin as of the Participant’s Termination Date, in accordance with Article VIII hereof.
          (g) Each Eligible Employee executing a Supplemental Salary Deferral Agreement may also have elected, but was not required to elect, to specify the manner in which such Participant shall receive distributions of amounts credited to the Participant’s Account attributable to the amounts deferred pursuant to such Supplemental Salary Deferral Agreement, which election was either as a single lump-sum cash distribution or in installments; provided, however, that such Participant shall receive a distribution in the form of Exterran Holdings, Inc.

common stock (“Company Stock”), with respect to post-August 31, 2002 Matching Contributions that are deemed invested in such stock as of the Distribution Date.
          (h) Once executed and delivered to the Compensation Committee, the deferrals and elections set forth in the Supplemental Salary Deferral Agreement are irrevocable for the Plan Year to which they relate and cannot be changed or modified.
          (i) No Supplemental Salary Deferrals shall occur after a Participant is no longer an Eligible Employee.
     3.4 Frozen Plan/Spin-Off. This Article III is applicable only for pre-2008 Plan Years. Notwithstanding any provision of this Plan to the contrary, only the deferrals, contributions and benefits of Eligible Employees that are earned and vested as of December 31, 2004, shall be maintained and provided under the Plan. Any and all Plan deferrals, contributions and benefits (and the earnings thereon) that were not earned and vested as of December 31, 2004, are maintained under, and shall be paid from, the Exterran Plan.
ARTICLE IV: PARTICIPANT ACCOUNTS
     4.1 Participant Accounts. For each Participant who has executed a Supplemental Salary Deferral Agreement, the Compensation Committee shall establish and maintain a separate Supplemental Salary Deferral Account and Matching Contribution Account. A Participant’s Supplemental Salary Deferral Account shall be credited with such amounts as may be deferred pursuant to Sections 5.1 and/or 5.3 hereof, and earnings thereon. A Participant’s Matching Contribution Account shall be credited with such amounts as may be deferred pursuant to Section 5.2 hereof and earnings thereon.
     4.2 No Interest in Specific Assets. The Accounts shall be bookkeeping entries only, and a Participant shall have no secured or vested interest in any specified assets; provided, however, that Holdings may establish a non-qualified trust (the “Trust”) to provide a means of funding benefits due under this Plan. Any such Trust and any assets in such Trust shall conform to such requirements of the Internal Revenue Service that will (i) cause amounts contributed to the Trust not to constitute a taxable event for Participants, (ii) not cause Participants to be in constructive receipt of income or incur an economic benefit on account of the adoption or maintenance of such Trust, and (iii) cause amounts paid from the Trust to be deductible by Holdings in the year in which such amounts are paid to Participants, with Holdings being regarded as the owner of the funds held in the Trust under Section 671 of the Code.
ARTICLE V: DEFERRED COMPENSATION AMOUNTS
     5.1 Supplemental Deferrals.
          (a) For each Plan Year prior to the 2008 Plan Year with respect to which a Supplemental Salary Deferral Agreement was in effect, the Participant’s Compensation was reduced by the amount (the “Supplemental Salary Deferral”) by which such Participant’s projected Compensation for the Plan Year, when multiplied by the Supplemental Salary Deferral Percentage, exceeded the limitation under Section 402(g) of the Code for such year.
          (b) For each Plan Year prior to the 2008 Plan Year with respect to which a Supplemental Salary Deferral Agreement in which an election to defer additional amounts pursuant to Section 3.3(c) hereof was in effect, the Participant’s Compensation was also reduced by the amount specified in Section 3.3(c) hereof.
          (c) The amounts deferred in accordance with Section 5.1(a) and (b) hereof were credited to the Participant’s Supplemental Salary Deferral Account.
     5.2 Matching Contributions.
          (a) For each dollar of Supplemental Salary Deferral contributed under the Plan pursuant to Section 5.1(a) hereof, the Company credited to the Participant’s Matching Contribution Account a Matching Contribution determined as follows: First, the Company calculated the amount of Matching 401(k) Contribution that would have been made under the Savings Plan if both the Salary Deferral made under the Savings Plan and the Supplemental Salary Deferral made to this Plan had been made to the Savings Plan (disregarding the limitations that may have prevented such amount from having been contributed to the Savings Plan). In making that calculation, the Company disregarded the limitation on the amount of compensation that could be taken into account under a qualified plan, and applied the matching formula in the Savings Plan to the entire amount of deferrals under the combined plans. Next, the Company reduced the amount calculated as provided in the foregoing sentences by the Matching 401(k) Contribution actually made to the Savings Plan for the Plan Year, and the remainder was the Matching Contribution made to this Plan.
          (b) If a Matching 401(k) Contribution to the Savings Plan on behalf of a Participant, and any earnings thereon, was forfeited pursuant to Sections 401(k)(8) or 401(m) of the Code and the Participant was otherwise participating in this Plan for the Plan Year in which the forfeiture occurs, an amount equal to such forfeiture was credited to the Participant’s Matching Contribution Account. To the extent necessary to prevent duplication of Matching Contributions, the Matching Contribution otherwise to be credited pursuant to Section 5.2(a) of the Plan was reduced by the amount credited to the Participant’s Matching Contribution Account pursuant to this Section 5.2(b).
     5.3 Bonus Deferrals.
          (a) For each Plan Year with respect to which a Supplemental Salary Deferral Agreement in which the Participant elected to defer amounts pursuant to Section 3.3(e) hereof was in effect, the Participant’s Annual Bonus was reduced by the amount (the “Bonus Deferral”) equal to such Participant’s Annual Bonus multiplied by the Bonus Deferral Percentage in effect for such Plan Year.
          (b) The amounts deferred in accordance with Section 5.3(a) hereof were credited to the Participant’s Supplemental Salary Deferral Account.

ARTICLE VI: DEEMED INVESTMENT OF ACCOUNTS
     6.1 Deemed Investment of Accounts.
          (a) The Compensation Committee shall provide to each Participant a list of investments from which a Participant can choose an investment as a deemed investment for such Participant’s Supplemental Salary Deferral Account. A Participant’s Supplemental Salary Deferral Account shall be deemed invested in the investments selected by such Participant (provided that if no investment is selected, the Supplemental Salary Deferral Account shall be deemed invested in the money market option). A Participant shall have no right to compel investment of any amounts credited to a Participant’s Supplemental Salary Deferral Account.
          (b) Amounts credited to a Participant’s Matching Contribution Account prior to September 1, 2002, were deemed invested in the same investments, and in the same proportions, as the investments selected by the Participant under Section 6.1(a) hereof. Notwithstanding any other provisions herein to the contrary, amounts credited to a Participant’s Matching Contribution Account, which were based on such Participant’s Supplemental Salary Deferral amounts, (i) on or after September 1, 2002, but prior to the matching contribution on September 21, 2007, were deemed invested in Company Stock until such time as the Participant elects to change such deemed investment as provided in Section 6.2; and (ii) on September 21, 2007 (for the calendar quarter ended September 30, 2007) and thereafter, shall be deemed invested in the same investments, and in the same proportions, as the investments selected by the Participant under Section 6.1(a) hereof.
          (c) Effective as of December 31, 2010, any amounts credited to a Participant’s Matching Contribution Account that are deemed invested in Company Stock shall be deemed invested in the money market fund investment option effective as of such date. From and after January 1, 2011, no amounts shall be deemed invested in Company Stock under the Plan.
     6.2 Changing Deemed Investments. A Participant shall have the right to change the deemed investment of his entire Account (including his Matching Contribution Account) among investments by notice to the Compensation Committee in such form as required by the Compensation Committee. Such changes in deemed investments and allocation shall be made as of the Valuation Date next following the date upon which said change is made, or as soon thereafter as may be administratively practicable. If a Participant elects to change the deemed investment on all or a portion of the balance of his Matching Contribution Account from Company Stock to some other deemed investment, the Participant may not subsequently elect to have such amount deemed invested in Company Stock, but he can change the deemed investment direction to any other deemed investment option available under the Plan as he deems appropriate from time to time.
     6.3 Adjustment of Account Balances. The amounts credited to a Participant’s Supplemental Salary Deferral Account and Matching Contribution Account shall be adjusted as of each Valuation Date to reflect increases or decreases in the value of the deemed investments corresponding to such Accounts. To the greatest extent practicable, the same valuation and accounting methods shall be used as are used to recalculate the Participant’s account balances under the Savings Plan.
ARTICLE VII: VESTING
     7.1 Vesting of Amounts Held in Supplemental Salary Deferral Account. A Participant’s interest in his Supplemental Salary Deferral Account is one hundred percent (100%) vested at all times.
     7.2 Vesting of Amounts Held in Matching Contribution Account. A Participant’s interest in his Matching Contribution Account is one hundred percent (100%) vested at all times.
ARTICLE VIII: DISTRIBUTIONS
     8.1 Distributions to Participants.
          (a) A Participant shall be entitled to a distribution from his Supplemental Salary Deferral Account and Matching Contribution Account on a Distribution Date. The term “Distribution Date” shall mean the earlier of: (i) the Termination Date or as soon thereafter as administratively possible (but in no case more than 60 days following the Termination Date), or (ii) the Selected Date or as soon thereafter as administratively possible (but in no case more than 60 days following the Selected Date).
          (b) On a Distribution Date that is determined with respect to the Participant’s Termination Date, the Participant shall be entitled to payment of an amount equal to his entire vested interest in his Accounts. On a Distribution Date that is the Participant’s Selected Date, the Participant shall be entitled to payment of an amount equal to the portion of his vested interest in his Account that relates to Supplemental Salary Deferrals made with respect to the Supplemental Salary Deferral Agreement in which the Selected Date was selected, and earnings thereon.
          (c) For the purpose of determining the amount to be distributed to a Participant under this Section 8.1, a Participant’s Account balance shall be that as determined on the Distribution Date.
          (d) Distributions made under this Section 8.1 shall be in cash and in a single lump sum, except that a Participant may have elected (i) pursuant to Section 3.3(g) hereof in his Supplemental Salary Deferral Agreement to receive installment payments in the case of distributions on a Termination Date resulting from retirement from the Company and (ii) to receive a distribution in the form of Company Stock of Matching Contributions deemed invested in such stock as of the Distribution Date. From and after January 1, 2011, no distributions shall be available in the form of Company Stock under the Plan.
     8.2 Distributions to Death Beneficiaries.
          (a) If the Participant’s employment terminates by reason of death, or if the Participant dies prior to receipt of all the benefits provided under Section 8.1 hereof, a

Participant’s Death Beneficiary shall be entitled to a distribution of an amount equal to the remaining vested interest of the Participant in such Participant’s Accounts as of the date of death.
          (b) For the purpose of determining the amount to be distributed to a Death Beneficiary under this Section 8.2, a Participant’s Account balance shall be that as determined on the Distribution Date.
          (c) Distributions made under this Section 8.2 shall be in cash and in a single lump sum paid within 60 days after the Participant’s death; provided, however, that such Participant’s Death Beneficiary shall receive a distribution in the form of Company Stock with respect to post-August 31, 2002 Matching Contributions that are deemed invested in such stock as of the Distribution Date. From and after January 1, 2011, no distributions shall be available in the form of Company Stock under the Plan.
     8.3 Hardship Distributions. A benefit is payable under this Plan to a Participant prior to a Distribution Date only if the Participant establishes to the satisfaction of the Compensation Committee that the Participant has an unforeseeable emergency. An unforeseeable emergency is a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant’s property due to uninsured casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant and which will constitute an unforeseeable emergency under Code Section 409A and the Treasury regulations issued thereunder. The amount distributed in the case of an unforeseeable emergency shall be limited to what is needed reasonably to satisfy the emergency and is not available from other sources. The amount of the hardship distribution cannot exceed the balance credited to the Participant’s Supplemental Salary Deferral Account and is charged against such Account.
     8.4 Involuntary Distributions.
          (a) Notwithstanding any provision of this Plan to the contrary, the Compensation Committee may direct the trustee of any trust established with respect to this Plan to distribute to any Participant (or Death Beneficiary), in the form of an immediate single-sum payment, all or any portion of the amount then credited to a Participant’s Accounts to the extent that an adverse determination is made with respect to such Participant. For purposes of this Section 8.4, the term “adverse determination” shall mean a determination based upon federal tax or revenue law, a published or private ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction, a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and that involves the Participant, or by counsel, that such Participant (or Death Beneficiary) has or will recognize income for federal income tax purposes with respect to any amount that is or will be payable under this Plan before it is otherwise to be paid hereunder.
          (b) Further, notwithstanding any provision of this Plan to the contrary, the Compensation Committee may direct the trustee of any trust established with respect to this Plan to distribute to any Participant (or Death Beneficiary), in the form of an immediate single-sum payment, all or any portion of the amount then credited to a Participant’s Account to the extent necessary based upon a change in ERISA, a published advisory opinion or similar announcement issued by the Department of Labor, a regulation issued by the Secretary of Labor, a decision by a court of competent jurisdiction, an agreement between such Participant and the Department of Labor or similar agency or an opinion of counsel, that such Participant is not a “management” or a “highly compensated” employee or that the Plan is not an “unfunded” plan within the meaning of ERISA.
     8.5 Withholding. All distributions shall be subject to applicable state and federal withholding of taxes.
ARTICLE IX: PLAN ADMINISTRATION
     9.1 Administration by Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee’s powers and obligations shall be the same as those set forth in the plan document for the Savings Plan, but modified to take into account that this Plan is an unfunded plan for highly compensated employees. The Compensation Committee shall have full power and authority to interpret, construe and administer this Plan, and its interpretations and constructions hereof and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, within the scope of its authority, shall be binding and conclusive on all persons for all purposes. The Compensation Committee shall also have the power to delegate to a person or persons (the “Delegate”) the power to review and rule upon initial claims for benefits, as described in Section 10.2 hereof.
     9.2 Limitation on Liability. No member of the Compensation Committee nor any Delegate shall be liable to any person for any action taken or omitted to be taken in connection with the interpretation and administration of this Plan, unless attributable to his own willful misconduct or lack of good faith.
     9.3 Indemnification. Holdings shall indemnify and hold harmless each member of the Compensation Committee and any Delegate as provided in the Savings Plan.
     9.4 Limitation on Action. No member of the Compensation Committee nor any Delegate shall participate in any action or determination regarding his own benefits hereunder.
     9.5 Interpretation. Since the Plan (other than the Bonus Deferral) is intended to supplement the Savings Plan, any ambiguities or gaps in this Plan shall be resolved by reference to the Savings Plan document, as amended, but only if consistent with the purposes set forth in Article I hereof.
ARTICLE X: CLAIMS PROCEDURES
     10.1 Payment Without the Need for Demand. Benefits upon termination of employment shall ordinarily be paid to a Participant without the need for demand, and to a Death Beneficiary upon receipt of the Death Beneficiary’s address and Social Security number, along with evidence of death acceptable to the Compensation Committee.

     10.2 Filing a Claim for Benefits. Notwithstanding the provisions of Section 10.1 hereof, a Participant, or any person claiming to be a Death Beneficiary, who claims entitlement to a benefit under the terms of this Plan may file a claim for benefits with the Compensation Committee or its Delegate. If the claim is for a benefit resulting from a termination, of employment or death, the Compensation Committee or its Delegate shall accept or reject the claim within 30 days of its receipt.
     10.3 Form of Denial of a Claim for Benefits. If a claim is denied, the Compensation Committee or its Delegate shall give the reason for denial in a written notice calculated to be understood by the claimant, referring to the Plan provisions that form the basis of the denial. If any additional information or material is necessary to perfect the claim, the Compensation Committee or its Delegate will identify these items and explain why such additional material is necessary. If a claim is denied, all subsequent reasonable attorney’s fees and costs of a successful claimant, including the filing of the appeal with the Compensation Committee as described in Section 10.4 hereof, and any subsequent litigation, shall be paid by Holdings unless the failure of Holdings to pay is caused by reasons beyond its control, such as insolvency or bankruptcy.
     10.4 Appealing an Adverse Benefits Claim Decision. Upon the denial of claim, the claimant may file a written appeal of the denied claim to the Compensation Committee within 60 days of the denial. The claimant shall have the opportunity to be represented by counsel and to be heard at a hearing. The Compensation Committee must set a date for such a hearing within 30 days after receipt of the appeal. In no event shall the date of the hearing be set later than 60 days after receipt of the notice. The claimant shall have the opportunity to review pertinent documents and the opportunity to submit issues and argue against the denial in writing.
     10.5 Form of Denial of a Claim for Benefits on Appeal. The decision upon the appeal must be made no later than the later of: (a) 60 days after receipt of the request for review, or (b) 30 days after the hearing. If the appeal is denied after the appeal provided for in Section 10.4 hereof, the denial shall be in writing. The Compensation Committee shall give the reason for such denial in a written notice calculated to be understood by the claimant, referring to the Plan provisions that form the basis of the denial.
ARTICLE XI: AMENDMENT AND TERMINATION
     11.1 Amendment. The provisions of this Plan may be amended by the Board of Directors of Holdings from time to time and at any time in whole or in part, provided that no amendment shall operate to deprive any Participant or Death Beneficiary of any vested rights in such Participant’s Accounts accrued to them under the Plan and Trust prior to such amendment.
     11.2 Termination. While it is Holdings’ intention to continue the Plan in operation indefinitely, Holdings nevertheless expressly reserves the right to terminate the Plan in whole or in part. Upon a termination of the Plan, amounts equal to the full balance in each Participant’s Supplemental Salary Deferral Account and Matching Contribution Account shall be distributed (and taxable) to the Participant (or his Death Beneficiary) and Holdings shall have no further obligations under the Plan.

ARTICLE XII: NATURE OF AGREEMENT
     12.1 Mere Promise to Pay. This Plan constitutes a mere promise to make payments in the future. By participating in this Plan, Participants and their Death Beneficiaries have only an unsecured right to receive benefits from Holdings as a general creditor of Holdings. The adoption of this Plan and any setting aside of amounts by Holdings with which to discharge its obligations hereunder shall not be deemed to create a trust for the benefit of Participants or their Death Beneficiaries; legal and equitable title to any funds so set aside shall remain in Holdings, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of Holdings, present and future, and no payment shall be made under this Plan unless Holdings is then solvent. This provision shall not require Holdings to set aside any funds, but Holdings may set aside such funds if it chooses to do so.
     12.2 No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of Holdings or any subsidiary of Holdings in any capacity.
ARTICLE XIII: RESTRICTIONS ON ASSIGNMENT
     13.1 Spendthrift Provisions. The interest of a Participant or his Death Beneficiary may not be sold, transferred, assigned, pledged, encumbered or made subject to any charge in any manner, either voluntarily or involuntarily, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagement or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to Holdings or any affiliate of Holdings by the Participant or Death Beneficiary with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied. The interest of any Participant or Death Beneficiary shall be held subject to the maximum restraint on alienation permitted or required by applicable laws of the State of Texas.
ARTICLE XIV: MISCELLANEOUS
     14.1 Recovery of Payments Made By Mistake. Notwithstanding anything to the contrary, a Participant or other person receiving amounts from the Plan is entitled only to those benefits provided by the Plan and promptly shall return any payment, or portion thereof, made by mistake of fact or law. The Compensation Committee may offset the future benefits of any recipient who refuses to return an erroneous payment, in addition to pursuing any other remedies provided by law.
     14.2 Governing Law. The Plan and Trust shall be construed, administrated and applied under the laws of the State of Texas. It is Holdings’ intent that the Plan shall be exempt from ERISA’s provisions, to the maximum extent permitted by law. The Plan is intended to be unfunded for federal income tax purposes and for purposes of Title I of ERISA and intended to provide deferred compensation only for a select group of management or highly compensated employees and shall be exempt from Parts 2, 3 and 4 of ERISA, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.
     14.3 Effective Date. The Plan was originally effective as of July 1, 1998. The effective date of this amendment and restatement of the Plan is January 1, 2008.